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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a~~-~~101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a~~-~~6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a~~-~~12

TRILLIUM THERAPEUTICS INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0~~-~~ll (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

TRILLIUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36596	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Trillium Therapeutics USA Inc.

100 CambridgePark Drive, Suite 510

Cambridge, Massachusetts, 02140

USA

(Address of principal executive offices, including zip code)

(416) 595-0627

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	TRIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Litigation Relating to the Arrangement

As previously disclosed, on August 20, 2021, Trillium Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia (“Trillium”) entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Pfizer Inc., a Delaware corporation and PF Argentum Acquisition ULC, a corporation formed under the laws of the Province of British Columbia (“Purchaser”), under which Purchaser will acquire all of the issued and outstanding common shares and preferred shares (collectively, the “Shares”) of Trillium not owned by Purchaser and its affiliates for $18.50 per Share in cash, by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

On September 28, 2021, in connection with the Arrangement, a complaint, Fishwick v. Trillium Therapeutics Inc., et al., 1:21-cv-08036, was filed by purported Trillium shareholder Craig Fishwick against Trillium and its board of directors in the U.S. District Court for the Southern District of New York. Additional cases were filed by purported individual shareholders in the same court against the same defendants between September 28, 2021 and October 15, 2021, captioned Genovese v. Trillium Therapeutics Inc., et al., 1:21-cv-08061, Accad v. Trillium Therapeutics Inc., et al., 1:21-cv-08089, Presley v. Trillium Therapeutics Inc., et al., 1:21-cv-08216, Parshall v. Trillium Therapeutics Inc., et al., 1:21-cv-08454, Jones v. Trillium Therapeutics Inc., et al., 1:21-cv-08472, and Smith v. Trillium Therapeutics Inc., et al., 1:21-cv-08520. On October 15, 2021, a similar complaint, Hughes v. Trillium Therapeutics Inc. et al., 1:21-cv-05768, was filed in the U.S. District Court for the Eastern District of New York. Also on October 15, 2021, a similar complaint, Whitfield v. Trillium Therapeutics Inc., et al., 2:21-cv-04534, was filed in the U.S. District Court for the Eastern District of Pennsylvania.

The Fishwick, Genovese, Accad, Presley, Parshall, Jones, Smith, Hughes, and Whitfield cases are collectively referred to as the “Arrangement actions.” The Arrangement actions generally allege that the Schedule 14A Definitive Proxy Statement filed by Trillium with the Securities and Exchange Commission (the “SEC”) on September 27, 2021 (the “Definitive Proxy Statement”) misrepresents and/or omits certain purportedly material information relating to financial projections, the analyses performed by Centerview Partners LLC, and potential conflicts of interest of Trillium’s officers and directors. The Arrangement actions assert violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14a-9 promulgated thereunder against Trillium and its directors and violations of Section 20(a) of the Exchange Act against Trillium’s board of directors. The Arrangement actions seek, among other things: an injunction enjoining consummation of the Arrangement, rescission of the Arrangement agreement, damages, costs of the action, including plaintiff’s attorneys’ fees and experts’ fees and expenses, a declaration that Trillium and its directors violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and any other relief the court may deem just and proper. Trillium believes that the claims asserted in the Arrangement actions are without merit.

It is possible that additional similar complaints could be filed in connection with the Arrangement.

While Trillium believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the Arrangement actions, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, Trillium has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Trillium specifically denies all allegations in the Arrangement actions that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Supplemental Disclosures to Definitive Proxy Statement

The disclosure under the heading “Selected Public Company Analysis” is hereby amended and supplemented by replacing the third full paragraph on page 32 of the Definitive Proxy Statement in its entirety with the following:

Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of Enterprise Values for Trillium of $500 million to $1.5 billion. In selecting this range of Enterprise Values, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Trillium and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Applying this range of Enterprise Values, adding to it Trillium’s net cash and cash equivalents of $265 million as of June 30, 2021, as set forth in the Internal Data, and subtracting the estimated settlement value of the 6.47 million outstanding Warrants, as set forth in the Internal Data, and dividing by the number of fully-diluted outstanding Shares (calculated based on approximately 104.8 million Common Shares, approximately 6.8 million First Preferred Shares, approximately 1.2 million deferred stock units and, ~~determined~~ using the treasury stock method, the dilutive impact of approximately 6.0 million ~~and taking into account~~ outstanding ~~in-the-money~~ options with a weighted average exercise price of $8.09) as of August 18, 2021, as set forth in the Internal Data, resulted in an implied per share equity value range for the Common Shares of approximately $6.35 to $14.50, rounded to the nearest $0.05. Centerview then compared this range to the consideration to be paid to the holders of Common Shares (other than Excluded Shares) of $18.50 per Common Share.

The disclosure under the heading “Other Factors” is hereby amended and supplemented by replacing the sixth full paragraph on page 34 of the Definitive Proxy Statement in its entirety with the following:

Analyst Price Target Analysis: Centerview reviewed share price targets for the Common Shares in selected publicly available Wall Street research analyst reports as of August 20, 2021, and observed ~~which indicated~~ low and high price targets ranging from $14.00 to $24.00 per Common Share from seven Wall Street analysts; and

The disclosure under the heading “Other Factors” is hereby amended and supplemented by replacing the seventh full paragraph on page 34 of the Definitive Proxy Statement in its entirety with the following:

Premiums Paid Analysis: Centerview performed an analysis of premiums paid in sixteen selected transactions from January 2017 through June 2021 involving publicly traded biopharmaceutical companies for which premium data was available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction (excluding any contingent consideration) to the closing price of the target company’s common shares for the date one day prior to the date on which the trading price of the target’s common shares was perceived to be affected by a potential transaction, reflecting a range of premiums of 20% to 172% and a median premium of 79%. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 65% to 95% to Trillium’s closing share price on August 20, 2021 (the last trading day before the public announcement of the Arrangement) of $6.09, which resulted in an implied price range of approximately $10.05 to $11.90 per Common Share, rounded to the nearest $0.05.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this report contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this report may constitute forward-looking statements, which reflect the expectations of Trillium’s management regarding the business prospects and opportunities of Trillium and the Arrangement. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Trillium’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors including but not limited to risks related to the satisfaction or waiver of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory, court and Trillium’s securityholder approvals) in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; significant transaction costs; and unknown liabilities and the risk of litigation and/or regulatory actions related to the proposed transaction. Please also refer to the factors discussed under “Risk Factors” and “Special Note Regarding Forward-looking Information” in Trillium’s Annual Report on Form 10-K for the year ended December 31, 2020, with the SEC, each as updated by Trillium’s continuous disclosure filings, which are available at www.sec.gov and at www.sedar.com.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. All forward-looking statements herein are qualified in their entirety by this cautionary statement and are made as of the date of this document. Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Additional Information about the Arrangement and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction, nor shall there by any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication has been prepared in respect of the transaction involving Trillium, Pfizer and Purchaser pursuant to the terms of the Arrangement Agreement, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Trillium filed the definitive management information circular and proxy statement relating to a special meeting of the securityholders with the SEC and Canadian Securities Administrators (“CSA”) on September 27, 2021. Additionally, Trillium may file other relevant materials in connection with the transaction with the SEC. Securityholders of Trillium are urged to read the definitive management information circular and proxy statement and/or consent solicitation documents regarding the transaction and any other relevant materials that may be filed with the SEC, as well as any amendments or supplements to these documents, carefully in their entirety before making any voting or investment decision with respect to the transaction because they contain or will contain important information about the transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement was first mailed to holders of Trillium’s securityholders on or about October 4, 2021. Securityholders will be able to obtain a copy of the definitive management information circular and proxy statement, as well as other filings containing information about the transaction and the parties to the Arrangement Agreement made by Trillium with the SEC and CSA free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Trillium’s website at www.trilliumtherapeutics.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this document. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Trillium and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the securityholders of Trillium in respect of the transaction. Information about Trillium’s directors and executive officers is set forth in the proxy statement and management information circular for Trillium’s Annual General and Special Meeting of Shareholders, which was filed with the SEC and CSA on April 30, 2021. Investors may obtain additional information regarding the interest of such participants by reading the definitive management information circular and proxy statement and other relevant materials to be filed with the SEC regarding the Arrangement. Investors and stockholders should read the definitive management information circular and proxy statement carefully before making any voting or investment decisions. Investors may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2021	Trillium Therapeutics Inc.

	By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer